Exhibit 10.1

AMENDMENT NO. 1 TO COMPENSATION AND FUNDING AGREEMENT
This Amendment No. 1 (this “Amendment”) to the Compensation and Funding Agreement dated as of February 28, 2012 (the “Funding Agreement”) by and between Total S.A., a société anonyme organized under the laws of the Republic of France (“Total”), and SunPower Corporation, a Delaware corporation (“SunPower”), is made and entered into as of August 10, 2012. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning given to them in the Funding Agreement.
W I T N E S S E T H:
WHEREAS, Total and SunPower desire to amend the Funding Agreement to correct the definitions of “EBITDA” and “Financial Indebtedness” to reflect the original intention of the parties as set forth below.
NOW, THEREFORE, in consideration of the foregoing premises and the matters set forth herein, as well as other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound, Total and SunPower hereby agree as follows:
1.Amendments to Definitions.
(a)Section 1(f) of the Funding Agreement is amended by (i) replacing the phrase “SunPower and its Subsidiaries on a consolidated basis” in the second line thereof with the phrase “SunPower and its Subsidiaries (other than project finance Subsidiaries with obligations in respect of Project Finance Indebtedness) on a consolidated basis”, and (ii) replacing the phrase “SunPower and its Subsidiaries” with the phrase “SunPower and such Subsidiaries” in subsections (f) and (k) thereof.
(b)Section 1(i) of the Funding Agreement is amended and restated in its entirety to read as follows:
“”Financial Indebtedness” of SunPower and any of its Subsidiaries shall mean, without duplication, all Indebtedness of such Person other than (i) all obligations to pay the deferred purchase price of property or services, (ii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (iii) Indebtedness in connection with the factoring of the accounts receivable of the Borrower or any Subsidiary in respect of rebates from U.S. Governmental Authorities pursuant to the Tech Credit Agreement in the ordinary course of business, (iv) intercompany liabilities (but including liabilities to a non-Subsidiary Affiliate) maturing within 365 days of the incurrence thereof, (v) Project Finance Indebtedness, (vi) all contingent reimbursement and other payment obligations in respect of letters of credit and similar surety instruments (including construction performance bonds), and (vii) all guaranty obligations with respect to the types of Indebtedness listed in clauses (i) through (vi) above.”

(c)A new Section 1(w) is added to the Funding Agreement (and existing subsections (w), (x), (y), (z), (aa), (bb), (cc), (dd), (ee), (ff), (gg) and (hh) are renumbered as subsections (x), (y), (z), (aa), (bb), (cc), (dd), (ee), (ff), (gg), (hh) and (ii) respectively) to read as follows:
“Project Finance Indebtedness” means Indebtedness of any project finance Subsidiary as to which the holders of such Indebtedness have recourse only to such project finance Subsidiary and any other project finance Subsidiaries, including such Subsidiaries' assets, but without recourse to SunPower or other Subsidiaries which are not project finance Subsidiaries, other than the Equity Interests in project finance Subsidiaries.”
2.Agreement. All references to the “Agreement” set forth in the Funding Agreement and the other Transaction Documents shall be deemed to be references to the Funding Agreement as amended pursuant to this Amendment.
3.Headings. The headings set forth in this Amendment are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Amendment or any term or provision hereof.
4.Confirmation of the Funding Agreement. All sections and subsections of the Funding Agreement modified or added pursuant to this Amendment shall be deemed modified or added as of the date of the Funding Agreement. Other than as expressly modified or added to pursuant to this Amendment, all provisions of the Funding Agreement remain unmodified and in full force and effect.
IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be executed by their respective duly authorized officers to be effective as of the date first above written.
TOTAL S.A.
By:     /s/ Patrick de la Chevardiere
Name:    Patrick de la Chevardiere
Title:    CFO
SUNPOWER CORPORATION
By:     /s/ Chuck Boynton
Name:    Chuck Boynton
Title:    Chief Financial Officer